As filed with the Securities and Exchange Commission on September 30, 2005

                                                                                                                              Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________________

ALCAN INC.

(Exact Name of Registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation or organization)	NOT-APPLICABLE (I.R.S. Employer Identification No.)

1188 Sherbrooke Street West

Montreal, Quebec, Canada H3A 3G2

514-848-8000

(Address of principal executive offices, including zip code)

______________________________

Thrift and Deferred Compensation Plan For the Employees of Alcan Packaging Puerto Rico, Inc. ("PRSP")

(Full title of the plan)

Roy Millington, Secretary

Alcan Inc.

1188 Sherbrooke Street West

Montreal, Quebec, Canada H3A 3G2

514-848-8000

(Name, address and telephone number, including area code, of agent for service)

______________________________

Copies to:

Robert A. Miller

Calfee, Halter & Griswold LLP

1400 McDonald Investment Center

800 Superior Avenue

Cleveland, Ohio 44114-2688

(216) 622-8200

______________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered (1)(2)	Amount To Be Registered	Proposed Maximum Offering price per share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Shares	10,000	$ 30.94	$ 309,400	$ 36.42

(1)           Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement is also deemed to register an indeterminate amount of plan interests.

(2)           One common share purchase right will also be issued with respect to each common share pursuant to the terms of the Shareholder Rights Plan included in the Shareholder Rights Agreement as re-confirmed on April, 25 2002 between Alcan Inc. and CIBC Mellon Trust Company as Rights Agent.

(3)           Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee.  The proposed maximum offering price is based upon the average of the high and low prices of the common shares on the New York Stock Exchange on September 23, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.    Plan Information

The document(s) containing the information specified in Item 1 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this registration statement.

Item 2.    Registrant Information and Employee Plan Annual Information

The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference

The following documents of Alcan Inc. (the "Company"), previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

1.             The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

2.             The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005;

3.             The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005;

4.             Current Reports on Form 8-K, filed (i) January 7, 2005; (ii) April 19, 2005; (iii) April 29, 2005; (iv) April 29, 2005; (v) May 31, 2005; (vi) June 1, 2005; and (vii) July 29, 2005,

other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference. Information furnished under Item 2.02 or Item 7.01 of the Company's current reports on Form 8-K is not incorporated by reference in this registration statement, and

5.	The description of the Company's common stock contained in the Company's registration statement on Form 8-A, filed on December 21, 1989, as amended on March 22, 1990, May 5, 1995 and April 22, 1999.

All documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) or the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents other that the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

                Not applicable.

Item 5.    Interests of Named Experts and Counsel

                Not applicable.

Item 6.    Indemnification of Directors and Officers

The Canada Business Corporations Act (the "Act"), the governing act to which Alcan Inc. is subject, provides that,

(1)           a corporation may indemnify a Director or Officer of the corporation, a former Director or Officer of the corporation or another individual who acts or acted at the corporation's request as a Director or Officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2)           a corporation may advance moneys to a Director, Officer or other individual for the costs, charges and expenses of a proceeding referred to paragraph (1). However, the individual shall repay the moneys if he or she does not fulfill the conditions of paragraph (3).

(3)           a corporation may not indemnify an individual under paragraph (1) , unless the individual

(a)           acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request; and

(b)           in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

(4)           A corporation may with the approval of a court indemnify a person referred to in paragraph (1), or advance moneys under paragraph (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in paragraph (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfils the conditions set out in paragraph (3).

(5)           Despite paragraph (1), an individual referred to in paragraph (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in paragraph (1), if the individual seeking indemnity:

(a)           was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b)           fulfils the conditions set out in paragraph (3).

The Directors' Standing Resolution pertaining to indemnification of Directors and Officers of the Company represents, in general terms, the extent to which Directors and Officers may be indemnified by the Company under the Act. This resolution provides as follows (for purposes of this resolution the "Corporation" refers to the Company):

"17. (1) INDEMNITY - Subject to the limitations contained in the governing Act but without limit to the right of the Corporation to indemnify as provided for in the Act, the Corporation shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Corporation's request as a Director or Officer of a body corporate of which the Corporation is or was a Shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or at the Corporation's request on behalf of any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding to which he is made a party by reason of being or having been a Director or Officer of the Corporation or such body corporate or by reason of having undertaken such liability.

(2)           ADVANCE OF COSTS - The Corporation shall advance moneys to a Director, Officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3)           LIMITATION - The Corporation may not indemnify an individual under subsection (1) unless the individual

(a)           acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)           in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful."

The Company also has an insurance policy covering Directors and Officers of the Corporation and of its subsidiaries against certain liabilities which might be incurred by them in their capacities as such, but excluding those claims for which such insured persons could be indemnified by the Company or its subsidiaries.

Item 7.    Exemption from Registration Claimed

                Not applicable.

Item 8.    Exhibits

3.1           Restated Articles of Incorporation of Alcan Inc.  (Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on January 7, 2005.)

3.2           By-law No. 1A (Restated) of Alcan Inc.  (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of the Company for the year ended December 31, 2003).

3.3           Shareholder Rights Agreement as re-confirmed on April, 25 2002 between Alcan Inc. and CIBC Mellon Trust Company as Rights Agent, which Agreement includes the form of Rights Certificates.  (Incorporated by reference to exhibit 4 to the Quarterly Report on Form 10-Q for the quarter ended June, 30 2002.)

4.1          PRSP plan text of January 1, 1979, and amendments thereto.

5.1           Opinion of Roy Millington, as to the legality of securities.

23.1         Consent of PricewaterhouseCoopers LLP.

23.2         Consent of Roy Millington (included in Exhibit 5.1).

24.1         Powers of Attorney.

Item 9.    Undertakings

A.            The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

B.            The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada on this 30th day of September, 2005.

ALCAN, INC.

By:  /s/ Travis Engen

        Name:     Travis Engen

        Title:       President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio on this 30th day of September, 2005.

                                                                                                                                        /s/ John N. Stamatiades

                                                                                                                                             John N. Stamatiades

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Travis Engen	Director, President and Chief Executive Office	September 30, 2005
Travis Engen	(Principal Executive Office)
*	Director	September 30, 2005
Roland Berger
*	Director	September 30, 2005
L. Denis Desautels
*	Chairman of the Board	September 30, 2005
L. Yves Fortier
*	Director	September 30, 2005
Jean-Paul Jacamon
*	Director	September 30, 2005
William R. Loomis, Jr.
*	Director	September 30, 2005
Yves Manison
*	Director	September 30, 2005
Christine Morin-Postel
*	Director	September 30, 2005
H. Onno Ruding
*	Director	September 30, 2005
Guy Saint Pierre
*	Director	September 30, 2005
Gerhard Schulmeyer
*	Director	September 30, 2005
Paul Tellier

Signature	Title	Date

*	Director	September 30, 2005
Milton K. Wong
/s/ Michael Hanley	Executive Vice President and	September 30, 2005
Michael Hanley	Interim Chief Financial Officer
/s/ Thomas J. Harrington	(Principal Financial Officer)	September 30, 2005
Thomas J. Harrington	Vice President and Controller
(Principal Accounting Officer) Authorized Representative in The United States of America
/s/ Donald P. Seberger		September 30, 2005
Donald P. Seberger

*      By:      /s/ Roy Millington

                   Roy Millington

                   As Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number                                                                Description

4.1                                PRSP plan text of January 1, 1979, and amendments thereto.

5.1                                Opinion of Roy Millington, as to the legality of securities.

23.1                              Consent of PricewaterhouseCoopers LLP.

23.2                              Consent of Roy Millington (included in Exhibit 5.1).

24.1                              Powers of Attorney.